Exhibit (d)(38)(ii)

BRIGHTHOUSE FUNDS TRUST I

AMENDMENT NO. 2

TO THE

SUBADVISORY AGREEMENT

(T. ROWE PRICE LARGE CAP VALUE PORTFOLIO)

AMENDMENT made this 1tst day of March, 2020 to the Investment Subadvisory Agreement dated August 4, 2017 (the “Agreement”), by and between Brighthouse Investment Advisers, LLC, a Delaware limited liability company (the “Adviser”), and T. Rowe Price Associates, Inc., a Maryland corporation (the “Subadviser”) with respect to the T. Rowe Price Large Cap Value Portfolio (the “Portfolio”).

WHEREAS, the Agreement provides for the Subadviser to provide certain investment advisory services for the Adviser, for which the Subadviser is to receive agreed upon fees; and

WHEREAS, the parties wish to amend certain provisions of the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual promises, representations, and warranties made herein, covenants and agreements hereinafter contained, and, for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.	Pursuant to Article 8 of the Agreement, Schedule A, which contains the schedule of fees, is hereby deleted in its entirety and replaced with the following:

Asset Range of the Portfolio is below $100,000,000:

0.475% on the first $50,000,000

0.425% on the next $50,000,000

Asset Range of the Portfolio reaches $100,000,000 to below $200,000,000:

0.375% on all assets

Asset Range of the Portfolio reaches $200,000,000 to below $500,000,000:

0.325% all assets

Asset Range of the Portfolio reaches $500,000,000 to below $1,000,000,000:

0.300% on the first $500,000,000

0.275% on the next $500,000,000

Asset Range of the Portfolio reaches $1,000,000,000 to below $1,500,000,000:

0.275% on all assets

Asset Range of the Portfolio reaches $1,500,000,000 to below $2,000,000,000:

0.250% on all assets

Asset Range of the Portfolio reaches $2,000,000,000 to below $3,000,000,000:

0.245% on all assets

Asset Range of the Portfolio reaches $3,000,000,000 to below $4,000,000,000:

0.240% on all assets

Asset Range of the Portfolio reaches $4,000,000,000 to below $5,500,000,000:

0.230% on all assets

Asset Range of the Portfolio reaches $5,500,000,000 to below $7,500,000,000:

0.225% on all assets

Asset Range of the Portfolio reaches $7,500,000,000 or above:

0.220% on all assets

2.	In all other respects, the Agreement is confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of Oct 2, 2020.

BRIGHTHOUSE INVESTMENT ADVISERS, LLC

By:	/s/ Kristi Slavin

Name:	Kristi Slavin

Title:	President

BRIGHTHOUSE FUNDS TRUST I

By:	/s/ Kristi Slavin

Name:	Kristi Slavin

Title:	President

T. ROWE PRICE ASSOCIATES, INC.

By:	/s/ Terence Baptiste

Name:	Terence Baptiste

Title:	Vice President